Exhibit 99.2

Cano Health Enters Restructuring Support Agreement with a Significant Majority of its

Lenders to Strengthen Financial Position

Positions the Company to Advance Its Ongoing Transformation Plan Designed to Significantly

Reduce Costs, Enhance Productivity, and Improve Cash Flow

Receives Commitment for $150 Million in New Capital

Ensures Patients Continue to Receive High-Quality Care Across Medical Centers

MIAMI – February 4, 2024 – Cano Health, Inc. (NYSE: CANO) (“Cano Health” or the “Company”), a leading value-based primary care provider and population health company, today announced that it has entered into a Restructuring Support Agreement (the “RSA”) with lenders (the “Ad Hoc Lender Group”) holding approximately 86% of its secured revolving and term loan debt and 92% of its senior unsecured notes. This agreement enables Cano Health to substantially reduce its debt and position the Company to achieve long-term success.

To facilitate this restructuring, Cano Health has initiated prearranged voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware (the “Court”). It has also received a commitment for $150 million in new debtor-in-possession financing from certain of its existing secured lenders, which is subject to Court approval. This new capital is expected to provide sufficient liquidity to support the Company’s ongoing operations throughout the restructuring process.

Mark Kent, CEO of Cano Health, said, “We have taken decisive actions over the past few months to advance our previously disclosed Transformation Plan and strengthen our financial position. By entering this court-supervised restructuring process, we are positioning the Company to achieve those goals on an accelerated basis and focus on what we do best – improving health outcomes for patients at a lower cost. I am confident we will emerge from this process a stronger organization with the necessary resources in place to continue delivering the quality of care our patients expect and deserve. We appreciate the support of the majority of our creditors as we pursue this goal.”

Since Mark Kent assumed the permanent CEO role in August 2023, Cano Health has significantly advanced and accelerated its strategy to focus on its core Florida Medicare Advantage and ACO REACH lines of business, including successfully divesting operations in Texas and Nevada and exiting the California and Puerto Rico markets. As a result of its ongoing operational Transformation Plan, the Company expects to achieve approximately $290 million of annualized cost reductions by the end of 2024.

Cano Health is filing with the Court a series of customary “first day” motions to maintain business-as-usual operations on all fronts:

•	Paying associate wages, including for its doctors and nurses, without interruption;

•	Continuing operations and honoring obligations to its affiliate physician groups;

•	Ensuring patients at its clinics continue to receive quality value-based healthcare; and

•

Seeking authority to pay the existing pre-petition claims of certain vendors that are critical to the health and safety of Cano Health’s patients and critical to the operation of the Company’s medical centers. The Company has authority to continue making ordinary course payments for all authorized goods and services provided on or after the filing date.

Court approval of these routine motions, which the Company expects to receive in short order, will help facilitate a smooth transition into the process and ensure the Company’s medical centers and its physician affiliates can continue providing uninterrupted service to all patients.

Given the broad extent of creditor support, Cano Health expects to file and receive Court approval of a Plan of Reorganization and Disclosure Statement expeditiously, while also exploring paths to maximize value, and it expects to emerge from the restructuring process in the second quarter of 2024.

The RSA provides for the conversion of nearly $1 billion in secured debt to a combination of new debt and full equity ownership in the reorganized company. It also allows for solicitation of strategic partnerships and potential offers – including the sale of the company or substantially all its assets – that may result in a value-maximizing outcome to the Company’s stakeholders.

Additional information about Cano Health’s restructuring proceedings is available at https://www.kccllc.net/CanoHealth. Creditors with questions may contact the Company’s Claims Agent, Kurtzman Carson Consultants LLC (“KCC”), at CanoHealthinfo@kccllc.com and (888) 251-2679 (U.S./Canada) or (310) 751-2609 (International).

Weil, Gotshal & Manges LLP is serving as legal counsel; Houlihan Lokey Capital Inc. is serving as investment banker; and AlixPartners LLP is serving as financial advisor to Cano Health.

The Ad Hoc Lender Group is represented by Gibson, Dunn & Crutcher as legal counsel, Evercore as investment banker, and Berkeley Research Group as financial advisor.

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 310,000 members. Founded in 2009, with its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves through its primary care medical centers and supporting affiliated providers. For more information, visit canohealth.com or investors.canohealth.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by words such as “will,” “shall,” “may,” “expects,” “anticipates,” “believes,” “foresees,” “forecasts,” “plans,” “seeks,” “intends,” “estimates” or other words or phrases of similar import. Such statements include, without limitation, statements regarding: (i) the RSA, the transactions contemplated thereby, and the expected benefits thereof, including that it will enable the Company to substantially reduce its debt and position the Company to achieve long-term success; (ii) the Company’s Chapter 11 proceedings, including, without limitation, the outcome thereof and the Company’s expectations as to receipt of and timing for Court approvals and the timing of its emergence from the proceedings, as well as the expected benefits of the proceedings, such as that they will strengthen the Company’s financial condition, position the Company to advance its ongoing Transformation Plan that is designed to significantly reduce costs, enhance productivity, and improve cash flow, ensure patients continue to receive high-quality care across medical centers and improve health outcomes for patients at a lower cost; (iii) the availability of liquidity from the Company’s debtor-in-possession financing and the various conditions to which such debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control, as well as the Company’s planned uses of such funds, including, without limitation that the new capital will provide sufficient liquidity to support the Company’s ongoing operations throughout the restructuring process; (iv) the Company’s execution of one or more aspects of its Transformation Plan, including the benefits from such activities, including our expectations regarding achieving approximately $290 million of cost reductions by the end of 2024; and (v) the Company’s anticipated performance, operations, financial strength, potential, and prospects for long-term shareholder value creation, our anticipated results of operations, including our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. It is uncertain whether any of the events anticipated by the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 and 2024 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, our experiencing delays or difficulties in, and/or unexpected or less than anticipated results from its efforts to (i) successfully pursue the Chapter 11 proceedings; (ii) less than expected benefits from the RSA; (iii) less than expected access to liquidity and greater than anticipated costs and expenses; (iv) less than expected cost reductions and/or any of the other expected benefits from its Transformation Plan, such as due to higher than expected costs and charges to achieve one or more aspects of such plan or delays in achieving such benefits; and/or (v) difficulties and/or delays in consummating one or more transactions arising from its pursuit of strategic alternatives. For a detailed discussion of other risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC, including, without limitation, our 2022

Form 10-K and our other SEC filings noted above. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this press release.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 proceedings. Holders of shares of the Company’s Class A common stock could experience a complete loss on their investment, depending on the outcome of the Chapter 11 proceedings.

Media Contacts

David Zarco

mediarelations@canohealth.com

Kekst CNC

Ruth Pachman / Nicholas Capuano

ruth.pachman@kekstcnc.com / nicholas.capuano@kekstcnc.com

Investor Contact

Cano Health IR

investors@canohealth.com